UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland	001-37569	98-1275166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.01 per share	SBBP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01Regulation FD.

On September 8, 2020, Strongbridge Biopharma plc (the “Company”) issued a press release announcing top-line results from its Phase 3, multinational, double-blind, placebo-controlled, randomized withdrawal LOGICS study evaluating RECORLEV® (levoketoconazole) for the treatment of endogenous Cushing’s syndrome (the “Phase 3 LOGICS study”), and a second press release providing a corporate update. A copy of the two press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

The Company intends to discuss the top-line data results and the corporate update on a call to be held today at 8:30 a.m. Eastern Time, as described in the press release.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 is being furnished to the Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Information.

On September 8, 2020, the Company issued a press release announcing top-line results from the Phase 3 LOGICS study.

The Phase 3 LOGICS study accepted Cushing’s syndrome patients with baseline mean urinary free cortisol (“mUFC”) at least 1.5 times the upper limit of normal (“ULN”). Patients who had previously completed the Company’s Phase 3 SONICS study were also permitted to be considered for entry into the Phase 3 LOGICS study. Prior to the randomized-withdrawal phase, 79 study participants entered a single-arm, open-label titration and maintenance phase of approximately 14 to 19 weeks. Forty-four patients (including five who were randomized directly from the Phase 3 SONICS study) were entered into the eight-week randomized-withdrawal portion of the trial, with 22 patients randomized to the RECORLEV arm and 22 patients to the placebo arm. Forty-three patients completed the randomized-withdrawal phase.

At the end of the randomized-withdrawal phase of the Phase 3 LOGICS study, 54.5% more patients who were withdrawn to placebo had a loss of mUFC response as compared with those who remained on RECORLEV (95.5% versus 40.9%, respectively; p=0.0002). All 21 patients who lost response after being randomized to placebo received early rescue treatment within the eight-week randomized-withdrawal phase with a median time to early rescue of 22 days.

The secondary endpoint of normalization of mUFC at the end of the randomized-withdrawal phase was also highly statistically significant with 45.5% more patients treated with RECORLEV maintaining mUFC normalization in the active arm than the placebo arm (50.0% versus 4.5%, respectively; p=0.0015).

With respect to additional key secondary endpoints, the mean change from the randomized-withdrawal baseline to the end of the randomized-withdrawal phase for both total and LDL-cholesterol were significantly different between the treatment groups (adjusted p=0.0004 and p=0.0056, respectively), indicating rapid reversibility of the RECORLEV treatment benefits on cholesterol following the switch to placebo despite only a maximum of approximately eight weeks to see results. Other secondary biomarker endpoints, such as those relating to glycemia, did not separate to a statistically significant extent during the maximum eight-week period of withdrawal to placebo.

In general, RECORLEV was well tolerated, with 19% of the 79 patients initially dosed discontinuing during titration-maintenance due to adverse events (“AEs”).  None of the 44 randomized patients discontinued because of AEs. The most common AEs reported in both phases (titration-maintenance and randomized-withdrawal) among 80 patients who received RECORLEV continuously were nausea (29%), hypokalemia (28%), headache (21%), hypertension (19%) and diarrhea (15%). During the randomized-withdrawal phase, the AEs most commonly reported in at least 5%

of patients, and with a higher frequency in the RECORLEV group as compared with the placebo group were hypertension (n=3 versus 1), nausea (n=2 versus 1), and fatigue (n=2 versus 1).

Throughout both study phases among 79 RECORLEV-treated patients with both baseline and post-baseline liver monitoring data, 3.8% of RECORLEV-treated participants (three patients) had at least one serum alanine aminotransferase (“ALT”) measurement greater than 5x ULN, and 11% (nine patients) had at least one measurement that was greater than 3x ULN. These frequencies are comparable to those observed during the Phase 3 SONICS study. There were no cases of bilirubin greater than 1.5x ULN, no Hy’s Law, and all liver abnormalities greater than 3x ULN resolved without clinical sequelae (with medication cessation in some cases).

AEs of special interest in the Phase 3 LOGICS study, aside from those that were liver-related, were those relating to adrenal insufficiency reported for 10% (eight patients) and those related to QT interval prolongation. Of 80 RECORLEV-treated participants across both phases, 2.5%, or two patients, experienced QT prolongation of more than 500 milliseconds, the threshold of clinical importance.  These reported special interest AEs were all resolved, usually after dose reduction or in some cases permanent study drug discontinuation, and there were no clinical sequelae following resolution. Similar observations were made in the Phase 3 SONICS study.

Top-line results from the Phase 3 LOGICS study described above represent a subset of analyzed data from a planned interim analysis. Final study results, inferences, and conclusions are subject to a detailed assessment of the full Phase 3 LOGICS study interim and final locked datasets.

On September 8, 2020, the Company posted an updated investor presentation (the “Investor Presentation”) on its website at www.strongbridgebio.com. A copy of the Investor Presentation is attached as Exhibit 99.3 to this Current Report on Form 8-K. Other than with respect to slide numbers 6 through 19, which are incorporated herein by reference, the investor presentation is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in Exhibit 99.3 (other than with respect to slide numbers 6 through 19) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Table

99.1	Press Release issued by Strongbridge Biopharma plc, dated September 8, 2020.
99.2	Press Release issued by Strongbridge Biopharma plc, dated September 8, 2020.
99.3	Presentation of Strongbridge Biopharma plc, dated September 8, 2020.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

	By:	/s/ Robert Lutz
Name: Robert Lutz
Title: Chief Financial Officer

Date: September 8, 2020